EXHIBIT 99.1

For immediate release	Contacts:	Mark Hendrix (Media Relations)
(202) 835-5162
Steve Tamburo (Investor Relations)
(202) 835-4309

RIGGS ANNOUNCES AGREEMENTS WITH REGULATORS

WASHINGTON, D.C., May, 13, 2004 — Riggs National Corporation (NASDAQ: RIGS) today announced that its subsidiary, Riggs Bank N.A., has entered into agreements with regulators concerning previously disclosed regulatory compliance matters.

Riggs Bank N.A. has agreed separately with the Office of the Comptroller of the Currency (OCC) and the Financial Crimes Enforcement Network of the United States Department of Treasury (FinCEN) to pay an aggregate civil money penalty of $25 million.

Riggs Bank N.A. also has entered into a new Consent Order with the OCC, supplementing the existing Consent Order.

In addition, Riggs National Corp. and Riggs International Banking Corporation (RIBC), the Miami-based subsidiary of Riggs Bank N.A., said that they expect shortly to enter into a Cease and Desist Order with the Board of Governors of the Federal Reserve System requiring certain affirmative measures as described further below, with no civil money penalty. As Riggs previously announced, RIBC will be closed as part of the Company’s efforts to reduce risk exposure and focus its resources on domestic banking in the growing Washington, D.C. marketplace.

The civil money penalty does not in any way affect customer funds. After giving effect to the civil money penalty and the previously announced pre-tax charges of between $15 million and $21 million that Riggs expects to record as it exits or sells most of its international businesses, Riggs National Corp. and Riggs Bank N.A., will have, on a pro forma basis as of March 31, 2004, shareholders’ equity of approximately $350 million and approximately $390 million, respectively, and capital levels above all regulatory capital requirements for “well-capitalized” status.

The table below sets forth Riggs’ and Riggs Bank N.A.’s regulatory capital ratios as of March 31, 2004 and the regulatory capital requirements for “well capitalized” status:

	Riggs	Riggs Bank N.A.	Regulatory Capital Requirements for
			Well-Capitalized Status
Tier 1 Risk-Based	13.14%	11.62%	6.0%
Total Risk-Based	18.03%	12.36%	10.0%
Tier 1 Leverage	8.19%	7.40%	5.0%

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The table below sets forth the amount of capital each of Riggs and Riggs Bank N.A. has in excess of the regulatory capital requirements for “well capitalized” status as of March 31, 2004 after giving effect to a $21 million pre-tax charge (the maximum charge currently expected related to the exit or sale of most of Riggs’ international businesses) and the $25 million civil money penalty:

	Riggs	Riggs Bank N.A.
Tier 1 Risk-Based	$236 million	$172 million
Total Risk-Based	$271 million	$50 million
Tier 1 Leverage	$158 million	$103 million

The basis for the civil money penalty was alleged violations of the Bank Secrecy Act and an alleged failure to comply with Riggs Bank N.A.’s existing Consent Order. Riggs Bank N.A. agreed to the civil money penalty, without admitting or denying any wrongdoing or relevant findings, in the interest of resolving the matter and avoiding the costs and disruption associated with any administrative or judicial proceedings.

Under the new Consent Order with the OCC, Riggs Bank N.A.’s Board has agreed, among other things, to conduct a management review, prepare an action plan regarding certain Riggs Bank N.A. regulatory records, adopt additional internal controls relating to its account relationships and staffing, adopt and implement a new internal audit program, and provide prior notice before Riggs Bank N.A. pays any dividend to Riggs National Corp. In view of Riggs National Corp.’s highly liquid position, Riggs Bank N.A. does not anticipate any need to pay a dividend at the bank level in the future.

The expected Cease and Desist Order with the Federal Reserve is expected to provide, among other things, that Riggs National Corp.’s Board will retain an independent consultant to conduct a management and Board review; Riggs National Corp. will adopt and implement a plan to improve its risk management practices and a written internal audit program; and RIBC will adopt and implement various remedial measures and engage an independent consultant to review prior transactions for suspicious activity reporting. In addition, as previously indicated, Riggs National Corp. expects to agree to obtain the prior approval of the Federal Reserve in order to pay dividends on its common stock, pay distributions on its trust preferred securities and repurchase stock. The Federal Reserve previously approved Riggs National Corp.’s recently announced common stock dividend payable on May 17, 2004.

Riggs expects these regulatory actions to increase its costs of doing business but cannot quantify the amount of the increases.

As Riggs previously indicated, based upon Bank Secrecy Act compliance concerns, the Federal Reserve has designated Riggs National Corp. as being in a “troubled condition.” A bank holding company that is classified as being in a “troubled condition” must have any new director or executive officer approved in advance by the Federal Reserve and is subject to restrictions on making severance payments to corporation directors, officers and employees under the FDIC’s “golden parachute rule.” Riggs said that it intends to continue working closely with regulators in order to ensure that it completes and maintains an appropriate comprehensive compliance

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infrastructure. Riggs has taken significant steps toward implementing the appropriate expertise, compliance systems and state-of-the-art technology to fulfill the increased responsibilities that have been placed on banks and financial institutions in the post-September 11 banking and security environment.

Furthermore, as previously announced, Riggs has strengthened the banking expertise of its Board of Directors and senior management team with the recent addition of two highly respected and experienced banking executives. Riggs recently announced that Anthony P. Terracciano, widely regarded as one of the top leaders in the banking industry, is joining the board of Riggs National Corp. as an independent director. During the first quarter, Lawrence Connell, a highly experienced banking executive as well as former regulator, joined Riggs Bank N.A. as Vice Chairman, initially focusing on, among other things, Riggs’ plans to exit or sell most of its international businesses and substantially reduce its embassy banking business.

Riggs said, “The post-9/11 banking and security environment calls for a significant change in the way banks and all financial institutions must operate. Riggs is 100% committed to fulfilling all of our regulatory responsibilities and to doing our part to protect the financial system, and we will hasten our efforts toward these goals. We also are hopeful that the public attention this matter has drawn will serve to strengthen cooperation between regulators and all financial institutions in the post 9/11 security environment.

“Riggs is moving forward from a position of financial strength, with the resources to continue investing in our business in order to make Riggs the most convenient, innovative and valuable financial services provider to individuals, businesses and institutions in the Greater Washington, D.C. marketplace,” Riggs concluded.

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Riggs National Corporation, the largest bank holding company headquartered in the nation’s capital, has 48 branches in the Washington, D.C. metropolitan area. Riggs commands the largest market share in the District of Columbia and specializes in banking and financial management products and services for individuals, nonprofit organizations, and businesses.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about potential regulatory actions, the anticipated cost savings and losses, efficiency gains, performance and customer service enhancements, and other effects of the initiatives described above. A variety of factors could cause the Company’s results and experiences to differ materially from those expressed or implied by the forward-looking statements, including the Company’s success in executing these strategies, its business generally and the actions of regulatory authorities. Additional factors that could affect the Company’s future earnings, operations, performance, development, growth and projections, include, but are not limited to, the weakening of the economy, changes in credit quality or interest rates, the impact of competitive products, services and pricing, customer business requirements, loss of a significant customer, Congressional legislation, government investigations and regulatory actions, the timing of technology enhancements for products and operating systems, volatility of the venture capital portfolios, the collectability of loans and similar matters.

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